SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 10, 2004

eCollege.com

(Exact name of registrant as specified in its charter)

Delaware	000-28393	84-1351729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 South Monaco Street

Denver, Colorado 80237

(Address of principal executive offices)

(303) 873-7400

Registrant’s telephone number, including area code

N/A

Former Name or Former Address, if Changed Since Last Report

ITEM 12.                RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 10, 2004, eCollege.com (the “Registrant”) filed a Notification of Late Filing on Form 12b-25 relating to a delay in filing its quarterly report on Form 10-Q for the quarterly period ended June 30, 2004.  In the Form 12b-25, the Registrant made the following disclosures regarding its financial results for the quarter ended June 30, 2004:

“In 2003, the Registrant elected to become an early adopter of SFAS No. 123. The Registrant’s preliminary second quarter results include total stock based compensation expenses of $953 thousand associated with this adoption, including $511 thousand expense related to the Employee Stock Purchase Plan.  Upon reviewing the application of a Technical Bulletin under SFAS No.123 associated with the Registrant’s Employee Stock Purchase Plan, the Registrant determined that non-cash compensation expenses were required for the fourth quarter of 2003 (approximately $374 thousand) and the first quarter of 2004 (approximately $588 thousand) in addition to amounts previously reported.  The $511 thousand expense reported in the preliminary results for the second quarter of 2004 in connection with the Employee Stock Purchase Plan included $363 thousand that the Registrant had not previously forecast. eCollege has not yet determined whether the adjustments related to 2003 and the first quarter of 2004 will be fully recorded in the second quarter of 2004 or recorded in the prior periods.

“The Registrant preliminarily expects to report total revenue of $20.9 million for the three months ended June 30, 2004, a 186% increase from $7.3 million for the three months ended June 30, 2003.  The Registrant preliminarily expects to report net income of $654 thousand for the three months ended June 30, 2004, an increase from a net income of $275 thousand for the three months ended June 30, 2003.

“It is likely that the Registrant’s statements of operations and cash flows for the full year 2003 and the first quarter of 2004, as well as its balance sheets for December 31, 2003 and March 31, 2004, will be restated to reflect the adjustments discussed above in Part III.  If prior periods are not restated and the adjustment is recorded in the second quarter of 2004, the preliminary net income of $654 thousand will become a net loss of $308 thousand.

“On October 31, 2003, the Registrant acquired all of the capital stock of Datamark, Inc., a Delaware corporation (“Datamark”), at which time Datamark became a wholly owned subsidiary of the Registrant.  The inclusion of Datamark’s results for the three months ended June 30, 2004 causes significant fluctuations in the historical operating results of the Registrant in 2004 as compared to 2003.  Specifically, Datamark was responsible for increases in revenues of approximately $12.4 million for the three months ended June 30, 2004, as compared to the same period in 2003.

“Disclosures of financial information contained herein are estimates based on current information and reasonable assumptions, and such financial information and assumptions are subject to further review by the Registrant.”

The information in this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained herein shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Registrant, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 10, 2004

eCollege.com
By:	/s/ Oakleigh Thorne
Oakleigh Thorne,
Chief Executive Officer